UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road Ruian Economic Development District Ruian City, Zhejiang Province People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

On June 1, 2011, we held our annual meeting of stockholders.  Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The following matters were submitted to a vote of our stockholders.

1.	To elect seven directors to hold office until the 2012 annual meeting of stockholders and until their successors are elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Xiao Ping Zhang	13,483,997	209,177	––
Xiao Feng Zhang	13,482,697	210,477	––
Jung Kang Chang	13,480,004	213,170	––
Li Min Zhang	13,478,897	214,277	––
Zhi Zhong Wang	13,480,256	212,918	––
Yi Guang Huo	13,479,004	214,170	––
Jiang Hua Feng	13,479,404	213,770	––

2.	To ratify the appointment of EFP Rotenberg, LLP as the company’s independent registered public accounting firm for fiscal year 2011.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
17,880,161	89,519	60,826	––

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011	SORL Auto Parts, Inc. By:/s/ /s/ Xiao Ping Zhang
Xiao PXiao Ping Zhang, Chief Executive Officer